             CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
First American Scientific Corp.
Vancouver, British Columbia



We consent to the incorporation by reference in this registration statement of First American Scientific Corp. on Form S-8 of our audit report dated January 5, 1998, on the financial statements of First American Scientific Corp. As of June 30, 1997 and 1996, and for the years then ended.


Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington


September 4, 1998